UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                Date of Report
                       (Date of earliest event reported)
                                October 2, 2002


                            US Airways Group, Inc.
                       (Commission file number: 1-8444)

                                      and

                               US Airways, Inc.
                       (Commission file number: 1-8442)
          (Exact names of registrants as specified in their charters)

          Delaware                        US Airways Group, Inc.    54-1194634
   (State of incorporation                US Airways, Inc.          53-0218143
     of both registrants)                (I.R.S. Employer Identification Nos.)

                            US Airways Group, Inc.
                    2345 Crystal Drive, Arlington, VA 22227
                   (Address of principal executive offices)
                                (703) 872-7000
             (Registrant's telephone number, including area code)

                               US Airways, Inc.
                    2345 Crystal Drive, Arlington, VA 22227
                   (Address of principal executive offices)
                                (703) 872-7000
             (Registrant's telephone number, including area code)

Item 5.  Other Events

         On August 11, 2002, US Airways Group, Inc. (the Company) and seven of its domestic subsidiaries (collectively, the Debtors) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code.

         In connection with this filing, on August 12, 2002, the United States Bankruptcy Court (Bankruptcy Court) entered an interim order (Interim NOL Order) to assist the Debtors in monitoring and preserving their net operating losses (NOLs) by imposing certain notice and hearing procedures on trading in
(i) claims against the Debtors (Claims) or (ii) equity securities in the Company. In general, the Interim NOL Order applied to any person or entity that, directly or indirectly, beneficially owns, or was about to enter into a transaction pursuant to which it would directly or indirectly beneficially own, (i) an aggregate principal amount of Claims against the Debtors equal to or exceeding $50 million (including a lease or leases under which one or more of the Debtors are lessees and pursuant to which payments of $50 million or more, in the aggregate, are or will become due) or (ii) 3 million or more shares of the common stock of the Company (Common Stock). Under the Interim NOL Order, such persons or entities were required to provide thirty (30) calendar days advance notice to the Court, the Debtors, and Debtors' counsel prior to purchasing or selling any Claims or Common Stock, and the Debtors had thirty (30) calendar days after receipt of such notice to object to any proposed transfer described therein. If the Debtors filed an objection, such transaction would not be effective unless approved by a final and nonappealable order of the Bankruptcy Court. If the Debtors did not object within such thirty (30) day period, such transaction may have proceeded solely as set forth in the notice. Moreover, the Interim NOL Order required that any person or entity who, directly or indirectly, beneficially owned $50 million or more in Claims or 3 million or more shares of Common Stock file and serve a notice setting forth the size of their holdings on or before the later of (i) forty (40) days after the effective date of the notice of entry of the Interim NOL Order or (ii) ten (10) days after becoming such a beneficial owner. Pursuant to the Interim NOL Order, any purchase, sale or other transfer of Claims or equity securities in the Company in violation of these procedures was null and void ab initio as an act in violation of the automatic stay under section 362 of the Bankruptcy Code.

         After holding a final hearing on the Interim NOL Order on September 26, 2002, the Bankruptcy Court entered the final order on October 2, 2002 (Final NOL Order), which modified certain aspects of the Interim Order and a copy of which is attached as Exhibit 99. The modifications include, among others, (i) an increase from $50 million to $100 million of the Claims threshold amount for determining which creditors are subject to the notice and objection procedures of the Final NOL Order, and (ii) a decrease from thirty
(30) calendar days to ten (10) business days of the period during which the Debtors may object to a notice of proposed transfer of Claims or Common Stock. The Common Stock threshold amount for determining which equity holders are subject to the notice and objection procedures of the Final NOL Order remains unchanged from the Interim NOL Order. The above summary of certain terms of the Final NOL Order is qualified in its entirety by the attached Final NOL Order (see Exhibit 99).


Item 7.  Financial Statements and Exhibits

(c)   Exhibit

Designation                                  Description
------------                                ----------------
     99                                     Final NOL Order and Exhibits


                                  SIGNATURES
                                  ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                            US Airways Group, Inc. (REGISTRANT)

Date: October 4, 2002                       By:  /s/ Anita P. Beier
                                                -------------------------------
                                                Anita P. Beier
                                                Vice President and Controller
                                                (Chief Accounting Officer)



                                            US Airways, Inc. (REGISTRANT)

Date: October 4, 2002                       By:  /s/ Anita P. Beier
                                                -------------------------------
                                                Anita P. Beier
                                                Vice President and Controller
                                                (Chief Accounting Officer)


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